Putnam Global Equity Fund
                              Verbal Voting Script

Introduction

Hello, my name is __________. I'm calling from DF King on behalf of Putnam Global Equity Fund. May I please speak to __________?

Address Shareholder Needs

The Board of Trustees of your Putnam Global Equity Fund mailed a proxy statement that requires your attention. I'm calling to find out if you received these materials. May I have a moment of your time?

Have you received the proxy materials in the mail?

     If not, then help the shareholder obtain the material he/she requires. If a NOBO, he/she should contact his/her broker. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as "14" or "15". If the shareholder says he/she just got the materials, offer him the 800 phone number, 800-735-3428, offer to give him/her a brief summary of the proxy statement, and explain that someone may call in a few days to answer any questions.

Are you familiar with the proposals? May I assist you with any questions?

     Take time to answer all questions carefully. Do not give advice. Remind the shareholder that the Board of Trustees has recommended that he/she vote in favor. Many questions can be addressed by referring to the proxy statement and reading the appropriate sections.

If it's convenient for you, I can record your vote over the telephone right now. Is it convenient?

     Allow the shareholder to give you a response. If the shareholder says he/she has already sent in the proxy, do not ask the shareholder how he/she voted.

Here's how we'll proceed. The phone call will be recorded to assure accuracy. I will ask you for your name, confirmation that you received the proxy materials, your address, and the last 4 digits of your social security number. We'll then take your vote. Within 72 hours, we'll mail you a letter confirming your vote. Are you ready?

     Depending on answer, TAB down and choose either "Y" or "N". If you are going to take a vote, remember to allow the phone call to be recorded.

Begin the Vote

At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from DF King & Co on behalf of Putnam Global Equity Fund. Today's date is __________ and the time is __________.

May I please have your name?

May I ask if you received the proxy materials?

May I please have your address?

And finally the last 4 digits of your social security number?

     Input the last 4 digits of the SSN. You may not proceed without this information. If the shareholder refuses to give this information, explain that it is for security purposes only, to assure that only the proper person can vote his/her shares. However, if the shareholder continues to resist, you have no choice but to politely end the call. In this case, return to the first screen (Shift TAB) and hit "N", which will take you to the disposition screen.

Actual Voting

Your Board of Trustees has made a series of proposals, which they have studied carefully. They recommend that you vote in favor of all of them. Would you like to vote in favor of all the proposals as recommended by your Board?

     Choose either "Y" or "N". If you choose "Y", then the computer will fill in the response for all proposals. If you choose "N", you must input a vote for each proposal. If you are required to read the proposals individually, end each proposal by saying, "Your Board recommends that you vote in favor. How would you like to vote?" For most proposals, the valid responses are

                  F = For proposal.
                  A = Against proposal.
                  B = Abstain.
Closing

Your vote has been recorded. You have voted __________. Is that correct?

     If it is correct, then choose "Y". If it is not correct, then choose "N". The cursor will return to the top of the ballot and allow you to make the appropriate corrections.

In the next 72 hours, we'll mail you a letter confirming your votes. If you wish to change your vote for any reason, please call us at the number listed in the letter. Thank you for your time.

     Turn off the tape recorder. Record the shareholder's name and number of shares on your log. Finish the phone call. If you get a verbal vote, the only valid disposition is "01". If you do not get a verbal vote, then you may use any valid disposition except "01".

        SCRIPT FOR REGISTERED SHAREHOLDER TELEPHONE VOTING

Generic General
   Shareholder Hears This Script

Speech 1    Welcome. Please enter the control number located on the upper portion of your proxy card.

Speech 2    To vote as the Putnam Global Equity Fund's Board recommends on all proposals, Press 1 now.
                 If user presses 1 go to Closing A Else go to Speech 2a

Closing A   You have voted as the Board recommended. If this is correct, press 1. If incorrect, press 0.
                 If user presses 1 go to Speech 6 Else go to Speech 2a

Speech 2a   To vote on each proposal separately, press 0 now.
                 If user presses 0 go to Speech 3 Else go to Speech 2

Speech 3    Proposal 1A: To vote FOR, press 1; AGAINST, press 9, ABSTAIN, press 0
            Proposal 1B: Not Applicable. Your fund is not seeking a vote for this proposal.

Speech 4    Proposal 2: To vote FOR, press 1; AGAINST, press 9, ABSTAIN, press 0

Speech 5    Proposal 3:
            To vote FOR all nominees, press 1.
            To WITHHOLD from all nominees, press 9.
            To WITHHOLD from an individual nominee, press 0. If caller presses 0 go to Speech 5a else go to Closing B

Speech 5a   Enter the two-digit number that appears next to the nominee's name you DO NOT wish to vote for.

Speech 5b   Press 1 to withhold from another nominee or Press 0 if you have completed voting on Nominees.
                 If caller presses 1 go to Speech 5a else go to Closing B

Closing B   Your votes have been cast as follows;
                 Proposal 1. For, Against, Abstain
                 Proposal 2: For, Against, Abstain
                 Proposal 3. For ALL, or WITHHOLD All or FOR All Except
            If this is correct, Press 1 now: If incorrect, Press 0
              If caller presses 1 go to Speech 6 else go to+Your votes have been cancelled and then to Speech 6.

Speech 6    If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now.
                 If caller pressed 1 go to Speech 1 else go to Speech 7

CONFIDENTIAL                         MANAGEMENT INFORMATION SERVICES CORPORATION

8/18/99

Speech 7    Thank you for voting

CONFIDENTIAL                         MANAGEMENT INFORMATION SERVICES CORPORATION

8/18/99

Global Equity Fund- Shareholder Vote Q&A

For Internal Use Only

On 19 September 2000 Putnam Investments will mail to shareholders of record as of the close of business on 8 September 2000 proxy statements regarding the 7 December Shareholder meeting for the Putnam Global Equity Fund. Below are questions that can assist you with client inquiries.

Q. What are the Trustees of Putnam Global Equity asking shareholders to vote on in December?

A.  The Trustees of the fund are asking shareholders to vote on five proposals

     o  Electing the Fund's Trustees

     o Approving a new management contract between the fund and Putnam Investment Management, which includes an increase in management fees

     o Approving an amendment to the fund's fundamental investment restriction with respect to borrowing

     o Approving an amendment to the fund's fundamental investment restriction with respect to making loans

     o Ratifying the selection of the Trustees of Pricewaterhouse Coopers LLP, the independent auditor, of the fund for is current fiscal year.

Q.   When will the Shareholder meeting occur?

A. Proxies will be sent out on 19 September 2000 and the Shareholder meeting will be held on December 7 2000.

Q.   Who is eligible to vote?

A. Proxy cards will be mailed to shareholders of record at the close of business on 8 September 2000. Each share is entitled to one vote.

Q.   Why are the Trustees recommending an increase in management fees?

A. In June 1998, the Trustees approved a change in the fund's investment policies to increase the portion of the fund's assets that can be invested in international securities.

     The Trustees of the fund, after a comprehensive review, believe that the fund requires a management fee increase because of the greater complexity and higher costs involved in the investment process for selecting foreign securities and to maintain the fund's ability to attract talented investment professionals to the management team.

     The new fee schedule will allow Putnam Global Equity Fund to conform to the fee schedule that other Putnam global and international funds have in place.

Q.   How did Trustees come to this recommendation?

A. The Trustees over the past several years conducted a comprehensive study on management fees within all Putnam funds and competitors. The Contract Committee of the Trustees, an independent group of Trustees with no financial interest in Putnam Management, led the study. The result of the study was to institute a model fee schedule, which has now been implemented in most of the Putnam funds.

Q.   Will the management fees decrease as assets increase?

A. If approved, this proposal would immediately replace the management fee of 0.70% of net assets per annum to 0.80% of net assets per annum. The fee rate will gradually decrease as the fund increases in size from the first $500 million of net assets and will end at the level of 0.47% of net assets above $55 billion.

Q.   Why does a fund have management fees?

A. A fund's management fees help pay for the day-to-day operations of the fund. The fees support the personnel, equipment, and office facilities devoted to managing the fund's investment portfolio, the accounting systems used in determining the fund's daily NAV and maintaining shareholder accounts, as

                                                                        BP&D/PSS
                                                               11 September 2000

Global Equity Fund- Shareholder Vote Q&A

For Internal Use Only

     well as general administration of the fund, preparation of reports to shareholders and compliance with regulatory requirements.

Q.   Will the fund's performance be affected?

A. These fees, along with the other operating expenses (12b-1 and other fees), are calculated into the fund's daily NAV and for that reason can have an effect. However, because these fees are calculated daily into the NAV the effect is likely to be minimal.

     The fund's year-to-date return on A-shares as of August 31, 2000 was 0.98% and has performed well relative to its benchmark, the MSCI World Index, over the 1-, 3-, 5- and 10-year periods.

For periods ended 31 August 2000

------------------------------------------------------------------------------------
                  1 year      3-year      5-year       Life     Inception Date
------------------------------------------------------------------------------------
A share           38.38%      25.78%      24.21%      23.10%      7/1/1994
------------------------------------------------------------------------------------
B share           37.40%      24.95%      23.44%      22.37%      7/1/1994
------------------------------------------------------------------------------------
C share           37.41%      25.01%      23.44%      22.34%      2/1/1999
------------------------------------------------------------------------------------
M share           37.73%      25.25%      23.76%      22.67%      7/3/1995
------------------------------------------------------------------------------------
MSCI World*       12.19%      11.87%      10.72%       9.37%*        *
------------------------------------------------------------------------------------

* Life return of MSCI World is from inception of Class A Shares

Performance for the fund is based at NAV. Past Performance is not indicative of future results.

     Additionally, the fund has also performed well against its competitor list. This list prepared by the Trustees and Putnam Management compares the performance of Putnam Global Equity Fund with the performance of funds with similar investment objectives and strategies.

For periods ended 31 August 2000

--------------------------
1-year       Top 20%
--------------------------
3-years      Top 10%
--------------------------
5-years      Top 10%
--------------------------

Q.   How can a shareholder vote?

A.   A shareholder can vote three ways:

         o   By mailing in the proxy card

         o By touch-tone telephone (call 1-888-221-0697 and follow recorded instructions)

         o   By internet (www.proxyweb.com/Putnam)
                          -----------------------

Q.   How can I obtain a new proxy card?

A. Additional proxy cards may be ordered via ccmail addressed to Tarah Soares or Betty Creamer in the Proxy department. In addition to the fund's name please include the shareholder's address and account number.

Q.   How can I obtain a copy of the proxy statement?

A.   Proxy statements can be ordered from the Literature System.

                                                                        BP&D/PSS
                                                               11 September 2000

[Putnam Logo]
Putnam Investments
Internet Proxy Voting Service

[Graphic of sample proxy card]

Your vote is important.

This proxy is solicited on behalf of Trustees of the Fund.

Instructions:

To vote on all proposals as the trustees recommend

1. Please enter the control number from your proxy card:

2. Check here to vote on all proposals as the trustees recommend.

3. Click on the VOTE button below.

"VOTE button"

or

To vote on each proposal separately

1. Please enter the control number from your proxy card:

2. Click on the VOTE button below.

"VOTE button"

PUTNAM INVESTMENTS (Putnam logo)

                        Internet Voting Instruction Card
                            Putnam Global Equity Fund

If you submit your voting instructions more than once for the same proposal, only your most recently received voting instructions will be considered valid. For this purpose, the voting instructions with the most recent date will be considered the most recently received. The proxy tabulator, in its sole discretion, will resolve any discrepancies in voting instructions. THE TRUSTEES RECOMMEND A VOTE FOR ALL PROPOSALS.

--------------------------------------------------------------------------------

Proposal 1.  Proposal to elect all nominees.            / / FOR electing all the nominees
             The nominees for Trustees are:             / / WITHHOLD authority to vote for all
             J.A. Baxter (01)                           nominees
             H.H. Estin (02)                            / / FOR electing all the nominees (except
             J.A. Hill (03)                             as marked to the contrary in the text box)
             R.J. Jackson (04)
             P.L. Joskow  (05)                          ------------------------------------------
             E.T. Kennan (06)
             L.J. Lasser (07)
             J.H. Mullin, III (08)
             R.E. Patterson (09)
             G. Putnam, III (10)
             A.J.C. Smith (11)
             W.T. Stephens (12)
             W.N. Thorndike (13)


Proposal 2.  Proposal to approve a new management
             contract between your fund and Putnam      / / FOR     / / AGAINST    / /ABSTAIN
             Investment Management, Inc.

Proposal 3.  Proposal to approve an amendment
             to the fund's fundamental investment       / / FOR     / / AGAINST    / /ABSTAIN
             restriction with respect to borrowing.

Proposal 4.  Proposal to approve an amendment
             to the fund's fundamental investment       / / FOR     / / AGAINST    / /ABSTAIN
             restriction with respect to making loans.

Proposal 5.  Proposal to ratify the selection
             of PricewaterhouseCoopers LLP as the       / / FOR     / / AGAINST    / /ABSTAIN
             independent auditors of your fund.

If you submit your voting instructions on this site, we'll vote exactly as you tell us. The Proxies are authorized to vote in their discretion upon any matters as may properly come before the meeting or at any adjournments of the meeting. If you do not provide your voting instructions on a proposal, the Proxies will vote FOR all proposals. Your Internet vote authorizes the Proxies listed on your proxy card to vote your shares at the meeting of the shareholders of your fund to be held at the time and place as set forth on your proxy card in the same manner as if you marked, signed, and returned your proxy card.

To receive email confirmation, enter your email address here:
_________________________________

Press this button to SUBMIT your voting instructions.

Please review your selections carefully before submitting your voting instructions.

If you have questions about any of the proposals, please call 1-800-225-1581.